UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007 (December 12, 2007)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, Guy Arnold was appointed, effective January 1, 2008, President of Dividend Capital Total Realty Trust Inc. (the “Company”). Mr. Arnold replaced Jim Giuliano, who had been serving as President in an interim role.  John Biallas, who has been with the Company since its inception and served in multiple senior management roles during his tenure, has been promoted to Chief Financial Officer of the Company and also will replace Mr. Giuliano effective January 1, 2008.  Mr. Biallas will resign from his position of Chief Operating Officer effective January 1, 2008.  Separately, the Company announced the appointment of Joshua Widoff as Senior Vice President and General Counsel. All will serve in such capacities until their successor is elected and qualifies or until their death, resignation or removal in the manner provided in the Company’s bylaws. Mr. Arnold is 39 years old, Mr. Biallas is 45 years old and Mr. Widoff is 37 years old.  Since April 11, 2005, the date of the Company’s formation, there have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Arnold, Mr. Biallas or Mr. Widoff had, or will have, a direct or indirect material interest.

Prior to joining the Company, Mr. Arnold served as Partner and Managing Director of Cherokee Investment Partners, LLC (“Cherokee”) from March 1999 to November 2007. Cherokee is a $1.8 billion multi-asset class private equity real estate fund that focuses on the acquisition, redevelopment and asset management of urban infill properties throughout the US, Canada and Western Europe. In this capacity, Mr. Arnold directed and structured numerous transactions with various sellers and buyers including Fortune 500 companies, development and investment companies, as well as local and federal governmental agencies. In addition, Mr. Arnold co-managed Cherokee’s Denver office, presented regularly to Cherokee’s investors which include state pension funds and university endowments, and served as a member of Cherokee’s Investment  and Asset Management Committees.  Prior to joining Cherokee, Mr. Arnold served as Vice President of Colorado & Santa Fe Real Estate (“Colorado & Santa Fe”), a Denver commercial real estate holding company, from September 1990 to February 1999.   At Colorado & Santa Fe, he co-managed the acquisition, asset management, and leasing for their 4.5 million square foot portfolio of value-added office, industrial and retail properties. Mr. Arnold is a member of Urban Land Institute and serves on the Board of Directors of the Colorado chapter of the National Association of Industrial and Office Properties. Mr. Arnold earned a Bachelor’s degree from the University of Virginia.

Information regarding Mr. Biallas’ and Mr. Widoff’s professional experience is incorporated herein from the section entitled “Management— Directors and Executive Officers”  included in the Company’s Registration Statement on Form S-11 (No. 333-125338), filed with the Securities and Exchange Commission on November 21, 2007.

The Company issued a press release announcing the appointments of Mr. Arnold, Mr. Biallas and Mr. Widoff. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

99.1       Press Release dated December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

December 18, 2007
	By:	/s/ Sonya J. Rosenbach
Sonya J. Rosenbach
Chief Accounting Officer and Treasurer